UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2010

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously disclosed in the Form 10-Q for the quarter ended March 31, 2010, as filed with the Securities and Exchange Commission on May 5, 2010, Kforce Inc. entered into a purchase and sale agreement on April 6, 2010 to purchase its corporate headquarters in Tampa, Florida. On May 27, 2010, the Firm closed on the transaction for a purchase price of $28.5 million. The transaction was funded under the Second Amended and Restated Credit Agreement that it entered into on October 2, 2006 with a syndicate led by Bank of America, N.A.

Concurrent with the closing of the transaction, all lease agreements and amendments thereto related to our corporate headquarters, including the amendment entered into on April 2, 2010, were immediately terminated.

The information furnished herewith pursuant to Item 7.01 of this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

	By:	/s/ JOSEPH J. LIBERATORE
May 28, 2010		Joseph J. Liberatore,
Executive Vice President, Chief Financial Officer
(Principal Financial Officer)

KFORCE INC.
(Registrant)

	By:	/s/ JEFFREY B. HACKMAN
May 28, 2010		Jeffrey B. Hackman,
Vice President, Chief Accounting Officer
(Principal Accounting Officer)